Exhibit 99.1

LODGENET ENTERTAINMENT CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation (the “Company”), individually and not jointly has executed this Certification in connection with the filing with the Securities and Exchange Commission of Amendment No. 1 to the Company’s Annual Report on Form 10-K for the period ended December 31, 2002 (the “Report”).

     Each of the undersigned hereby certifies, to his knowledge, that:

•	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 2nd day of June, 2003.

/s/ Scott C. Petersen Scott C. Petersen Chief Executive Officer

/s/ Gary H. Ritondaro Gary H. Ritondaro Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.